UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2007

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32483 (Commission File Number)	61-1109077 (IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 25, 2007, the board of directors (the “Board”) of Accuride Corporation (“Accuride” or the “Company”) authorized the Company to enter into indemnification agreements with its newly appointed directors, John D. Durrett Jr. and William M. Lasky.  A copy of the form of indemnification agreement was previously filed as an exhibit to the Company’s registration statement filed in connection with the Company’s initial public offering of common stock and is filed herewith as Exhibit 10.1.

Also on October 25, 2007, the Company’s Board adopted the amended and restated Accuride Corporation Directors’ Deferred Compensation Plan (the “Amended and Restated Deferred Compensation Plan”), a copy of which is attached hereto as Exhibit 10.2.  The Amended and Restated Deferred Compensation Plan allows Accuride’s directors to defer receipt of all or a portion of their annual retainer, annual restricted stock unit (“RSU”) awards, meeting and committee membership fees, and chairmanship fees until either a set elected payment date or the director’s termination of Board service.  Fees payable in cash that are deferred will be credited either to an Accuride stock equivalent account or to an interest-bearing cash account, as elected by the director.  RSUs deferred will be designated in the stock equivalent account.  Once credited, amounts cannot be switched between the two accounts.  The number of Accuride stock equivalents credited to the stock equivalent account due to deferred cash fees are determined based on the trading price of Accuride’s stock on the date the compensation otherwise would have been paid to the director.  Cash account balances earn quarterly interest payments at the rate of 4% per annum.  Deferred compensation, plus earnings, will be paid no later than the January 1 following the date that the director ceases to be a director.  However, directors may elect to receive payment while they remain a director on a specific January 1, at least three but no more than ten calendar years following the date of deferral.  Distributions are paid in either a lump sum or in annual installments (between two and ten years) as elected at the time of deferral.  Regardless of the election regarding the form or commencement date for payment, directors will automatically receive a lump sum payment within 30 days after a change in control.  Distributions of cash fees will be made in cash and RSUs deferred will be in stock.  Accuride stock equivalencies will be converted to cash based on the trading price of Accuride stock on the earlier of the distribution date or the director’s separation from service.  The Amended and Restated Deferred Compensation Plan is effective as of January 1, 2008.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2007, James H. Greene, Jr. resigned from Accuride’s Board, effective immediately.  Mr. Greene’s departure is linked to the recent sale of the stock ownership interest in Accuride that was held by Hubcap Acquisition LLC, an entity affiliated with KKR & Co. L.L.C., and is not due to any disagreement with the Company.

Also on October 25, 2007, the Company announced that Terry Keating, the Company’s current Chief Executive Officer (“CEO”) and Chairman of the Board, plans to retire from active employment as an officer of the Company at the end of 2008.  In accordance with the

Company’s executive succession plan, John Murphy, currently Accuride’s President, Chief Operating Officer and member of its Board, has been appointed by the Board to serve as the Company’s President and CEO, effective immediately.  Mr. Keating will continue as the Company’s Chairman and will remain an officer of the Company, managing the activities of the Company’s Board, consulting on special projects as requested by Accuride’s CEO and serving as a supplemental resource in managing the Company’s relations with customers and other industry representatives.

In addition, the Board announced two new Board members and reorganized its committee composition.  Effective October 26, 2007, the Board appointed John D. Durrett Jr. and William M. Lasky as directors, filling the existing vacancy and the vacancy created by Mr. Greene’s resignation.  The Board designated Messrs. Durrett and Lasky and existing director Mark D. Dalton as “independent” directors as defined under Securities and Exchange Commission and New York Stock Exchange rules.  The Board also appointed Donald T. Johnson, Jr. to replace Mr. Greene as the Board’s Lead Independent Director.

Accuride’s Board is currently comprised of Messrs. Mark D. Dalton, John D. Durrett Jr., Donald T. Johnson, Jr., Terrence J. Keating, William M. Lasky, John R. Murphy, Charles E. Mitchell Rentschler, and Donald C. Roof.  The Board’s Audit Committee is now comprised of Messrs. Roof (Chair), Dalton and Rentschler; the Board’s Compensation Committee is now comprised of Messrs. Johnson (Chair), Durrett and Lasky; and the Board’s Nominating and Corporate Governance Committee is now comprised of Messrs. Lasky (Chair) Durrett and Roof.  A copy of a press release by Accuride, dated October 26, 2007, announcing the Board and officer changes is attached hereto as Exhibit 99.1.

The Board also approved changes in its non-employee director compensation structure.  Effective November 1, 2007:

•                  each non-employee director will receive an annual retainer of $45,000;

•                  each non-employee director will receive a fee of $1,500 for each Board meeting he attends in person and, alternatively, a fee of $750 for each Board meeting he attends telephonically;

•                  each non-employee director that is a member of a committee will receive a fee of $1,000 for each meeting of the committee to which he is a member that he attends in person and, alternatively, a fee of $500 for each meeting of the committee to which he is a member that he attends telephonically;

•                  the non-employee director Chairpersons of Board committees will receive the following annual retainers in addition to the non-employee director fees outlined above:

•                  Audit Committee Chairperson - $15,000 annual retainer;

•                  Nominating Committee Chairperson - $7,500 annual retainer; and

•                  Compensation Committee Chairperson - $7,500 annual retainer.

In addition, effective February 1, 2008, and as of the first business day of February each year thereafter, each non-employee director of the Company will be granted 5,000 RSUs pursuant to the Company’s Incentive Award Plan, with one-quarter of such RSUs vesting on March 31, June 30, September 30 and the first business day of January immediately following the date of grant.

John D. Durrett Jr. has held numerous senior positions during his 26 year career with McKinsey & Company, Inc., including Managing Director, West Coast U.S. Offices from 2001 to 2006; Chairman, Finance Committee from 2003 to 2006; and Managing Director, Southeast U.S. Office from 1993 to 1998.  While at McKinsey, John served clients in a variety of industries, including basic materials, distribution and financial services, and primarily on matters involving business unit strategy, organization and turnarounds.  John holds a Bachelor of Arts from Millsaps College, a Juris Doctor from Emory University and a Master of Business Administration from the University of Pennsylvania.  John is 59 years old.

Terrence J. Keating has served as Chief Executive Officer and a director of the Company since May 2002 and has served as Chairman since January 2007.  Additionally, Mr. Keating served as Accuride’s President from May 2002 to January 2006.  He began his career with the Company in December 1996 and has formerly served as Vice President/Operations and Senior Vice President and General Manager/Wheels.  Mr. Keating holds a Bachelor of Science in Mechanical Engineering Technology from Purdue University and an M.B.A. in Operations from Indiana University.  Mr. Keating also serves on the Board of Directors for the Heavy Duty Manufacturers Association and Heavy Duty Business Forum.  Mr. Keating is 57 years old.

William M. Lasky has served as the Chairman of the Board for Stoneridge, Inc., a manufacturer of electronic components, modules and systems for various vehicles, since July 2006 and has been a director of Stoneridge since January 2004.  Previously, Mr. Lasky served as the Chairman and President and Chief Executive Officer of JLG Industries, Inc., a manufacturer of aerial work platforms, telescopic material handlers and related accessories, from 1999 through late 2006.  Prior to joining JLG Industries, Mr. Lasky served in various senior capacities at Dana Corporation from 1977 to 1999.  Mr. Lasky holds a Bachelor of Science from Norwich University and is 60 years old.

John R. Murphy has served as Accuride’s President and Chief Operating Officer since January 2007.  Mr. Murphy previously served as the Company’s President and Chief Financial Officer from February 2006 to December 2006, and as Executive Vice President/Finance and Chief Financial Officer of the Company from March 1998 to January 2006.  Mr. Murphy also serves as a director of O’Reilly Automotive, Inc., where he is the Chairman of its audit committee and a member of the governance/nominating committee.  Mr. Murphy holds a B.S. in Accounting from the Pennsylvania State University and an M.B.A. from the University of Colorado and is a Certified Public Accountant.  Mr. Murphy is 57 years old.

Item 9.01               Exhibits.

(d)                                 Exhibits

10.1                           Form of Indemnification Agreement (previously filed as Exhibit 10.36 to Form S-1 filed on April 21, 2005 and incorporated herein by reference).

10.2                           Accuride Corporation Directors’ Deferred Compensation Plan, as amended and restated, dated October 26, 2007 and effective as of January 1, 2008.

99.1                           Press Release of Accuride Corporation, dated October 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	October 26, 2007	/s/ David K. Armstrong
David K. Armstrong
Senior Vice President/Chief Financial Officer and
General Counsel